EXHIBIT 3.1

ARTICLES OF RESTATEMENT

FOR
GLOBAL NET LEASE, INC.

a Maryland corporation

FIRST: Global Net Lease, Inc., a Maryland corporation (the “Company”), desires to restate its charter as currently in effect.

SECOND: The following provisions, together with the descriptions of the preferences, conversion and other rights, voting powers, restriction, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of (i) the 7.25% Series A Cumulative Redeemable Preferred Stock, attached hereto as Exhibit A, (ii) the 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, attached hereto as Exhibit B and (iii) the Series C Preferred Stock, attached hereto as Exhibit C, which are incorporated herein by reference and made a part hereof, are all the provisions of the charter currently in effect:

ARTICLE I

NAME

The name of the corporation is Global Net Lease, Inc. (the “Company”). So far as may be practicable, the business of the Company shall be conducted and transacted under that name. Under circumstances in which the Company’s Board of Directors determines that the use of the name “Global Net Lease, Inc.” is not practicable, it may use any other designation or name for the Company.

ARTICLE II

PURPOSES AND POWERS

The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying and engaging in business as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

RESIDENT AGENT AND PRINCIPAL OFFICE

The name and address of the resident agent for service of process of the Company in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The address of the Company’s principal office in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The Company may have such other offices and places of business within or outside the State of Maryland as the Board may from time to time determine.

ARTICLE IV

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

“BOARD” means the Board of Directors and the Company.

“BYLAWS” means the Bylaws of the Company, as amended from time to time.

“CHARTER” means the charter of the Company.

“CODE” shall have the meaning as provided in Article II herein.

“COMMON SHARES” shall have the meaning as provided in Section 5.1 herein.

“COMPANY” shall have the meaning as provided in Article I herein.

“DIRECTOR” means a director of the Company.

“DISTRIBUTIONS” means any distributions of money or other property, pursuant to Section 5.2(iii) hereof, by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“MGCL” means the Maryland General Corporation Law, as in effect from time to time.

“PERSON” means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit (as defined in Article V, Section 5.7(i) hereof) applies.

“PREFERRED SHARES” shall have the meaning as provided in Section 5.1 herein.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both, as defined pursuant to the REIT Provisions of the Code.

“REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“SECURITIES” means any of the following issued by the Company, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“SHARES” means shares of capital stock of the Company of any class or series, including Common Shares or Preferred Shares.

“STOCKHOLDERS” means the holders of record of the Company’s Shares as maintained in the books and records of the Company or its transfer agent.

ARTICLE V

STOCK

SECTION 5.1    AUTHORIZED SHARES. The total number of Shares that the Company shall have authority to issue is 280,000,000 shares, of which (i) 250,000,000 shall be designated as common stock, $0.01 par value per share (the “Common Shares”); and (ii) 30,000,000 shall be designated as preferred stock, $0.01 par value per share (the “Preferred Shares”). All shares shall be fully paid and nonassessable when issued. The aggregate par value of all authorized shares of stock having par value is $2,800,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 5.2(ii) or Section 5.3 of this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, as the case may be, so that the aggregate number of Shares of all classes that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Company has authority to issue.

    SECTION 5.2    COMMON SHARES.

(i)COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

(ii)DESCRIPTION. Subject to Section 5.7 of this Article V and except as may otherwise be specified in the Charter, each Common Share shall entitle the holder thereof to one vote. The Board may classify or reclassify any unissued Common Shares from time to time into one or more classes or series of stock.

(iii)DISTRIBUTION RIGHTS. The Board from time to time may authorize the Company to declare and pay to Stockholders such dividends or other Distributions in cash or other assets of the Company or in securities of the Company or from any other source as the Board in its discretion shall determine. The Board shall endeavor to authorize the Company to declare and pay such dividends and Distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code unless the Board has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Company; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until authorized by the Board and declared by the Company. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

(iv)RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with each other holder of Common Shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares of such class held by such holder bears to the total number of outstanding Common Shares of such class then outstanding.

(v)VOTING RIGHTS. Except as may be provided otherwise in the Charter, and subject to the express terms of any class or series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders.

SECTION 5.3    PREFERRED SHARES. The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more classes or series of Shares.

SECTION 5.4    CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Section 5.9 and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other charter document.

SECTION 5.5     STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.

SECTION 5.6     CHARTER AND BYLAWS. The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

SECTION 5.7    RESTRICTIONS ON OWNERSHIP AND TRANSFER.

(i)DEFINITIONS. For purposes of Section 5.7, the following terms shall have the following meanings:

“AGGREGATE SHARE OWNERSHIP LIMIT” means 9.8% in value of the aggregate of the outstanding Shares and 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of Shares, or such other percentage determined by the Board in accordance with Section 5.7(ii)(h) of the Charter.

“BENEFICIAL OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“BUSINESS DAY” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“CHARITABLE BENEFICIARY” means one or more beneficiaries of the Trust as determined pursuant to Section 5.7(iii)(f), provided that each such organization must be described in Section 501(c)(3) of the

Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“CONSTRUCTIVE OWNERSHIP” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“EXCEPTED HOLDER” means a Stockholder for whom an Excepted Holder Limit is created by the Board pursuant to Section 5.7(ii)(g).

“EXCEPTED HOLDER LIMIT” means, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 5.7(ii)(g), and subject to adjustment pursuant to Section 5.7(ii)(h), the percentage limit established by the Board pursuant to Section 5.7(ii)(g).

“MARKET PRICE” on any date means, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal national securities exchange on which such Shares are Listed or admitted to trading or, if such Shares are not Listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board.

“NYSE” means the New York Stock Exchange.

“PROHIBITED OWNER” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 5.7(ii)(a), would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

“RESTRICTION TERMINATION DATE” means the first day on which the Board determines pursuant to Section 7.3 of the Charter that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

“TRANSFER” means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“TRUST” means any trust provided for in Section 5.7(iii)(a).

“TRUSTEE” means the Person unaffiliated with the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.
(ii)    SHARES.
(a)    OWNERSHIP LIMITATIONS. Prior to the Restriction Termination Date, but subject to Section 5.8:

(I)    BASIC RESTRICTIONS.

(A)(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(B)No Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).
(C)    Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio , and the intended transferee shall acquire no rights in such Shares.

(II)     TRANSFER IN TRUST. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 5.7(ii)(a)(l)(A) or (B),

(A)then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 5.7(ii)(a)(I)(A) or (B) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.7(iii), effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(B)if the transfer to the Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 5.7(ii)(a)(I)(A) or (B) then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 5.7(ii)(a)(I)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(III)     To the extent that, upon a transfer of Shares pursuant to Section 5.7(ii)(a)(II), a violation of any provision of this Section 5.7 would nonetheless be continuing (for example where the ownership of Shares by a single Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Section 5.7.

(b)    REMEDIES FOR BREACH. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 5.7(ii)(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive

Ownership of any Shares in violation of Section 5.7(ii)(a) (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 5.7(ii)(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

(c)    NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 5.7(ii)(a)(I)(A) or (B) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 5.7(ii)(a)(II) shall immediately give written notice to the Company of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT.

(d)    OWNERS REQUIRED TO PROVIDE INFORMATION. Prior to the Restriction Termination Date:

(I)every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit; and

(II)each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(e)    REMEDIES NOT LIMITED. Subject to Section 7.3 of the Charter, nothing contained in this Section 5.7(ii)(e) shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company’s status as a REIT.

(f)    AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 5.7(ii), Section 5.7(iii), or any definition contained in Section 5.7(i), the Board shall have the power to determine the application of the provisions of this Section 5.7(ii) or Section 5.7(iii) or any such definition with respect to any situation based on the facts known to it. In the event Section 5.7(ii) or (iii) requires an action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 5.7. Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 5.7(ii)(b)) acquired Beneficial or Constructive Ownership of Shares in violation of Section 5.7(ii)(a), such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

(g)     EXCEPTIONS.

(I)    Subject to Section 5.7(ii)(a)(I)(B), the Board, in its sole discretion, may (prospectively or retroactively) exempt a Person from the Aggregate Share Ownership Limit and may establish or increase an Excepted Holder Limit for such Person if:

(A)the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such Shares will violate Section 5.7(ii)(a)(I)(B);

(B)such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

(C)such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 5.7(ii)(a) through Section 5.7(ii)(f)) will result in such Shares being automatically transferred to a Trust in accordance with Section 5.7(ii)(A)(II) and Section 5.7(iii).

(II)    Prior to granting any exception pursuant to Section 5.7(ii)(g)(I), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(III)     Subject to Section 5.7(ii)(a)(I)(B), an underwriter which participates in an Offering or a private placement of Shares (or Securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or Securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit but only to the extent necessary to facilitate such Offering or private placement.

(IV)     The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Share Ownership Limit.

(h)    INCREASE OR DECREASE IN AGGREGATE SHARE OWNERSHIP LIMIT. Subject to Section 5.7(ii)(a)(I)(B), the Board may from time to time increase the Aggregate Share Ownership Limit for one or more Persons and decrease the Aggregate Share Ownership Limit for all other Persons; provided, however, that the decreased Aggregate Share Ownership Limit will not be effective for any Person whose percentage ownership of Shares is in excess of such decreased Aggregate Share Ownership Limit until such time as such Person’s percentage of Shares equals or falls below the decreased Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Aggregate Share Ownership Limit and, provided further, that the new Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own or Constructively Own more than 49.9% in value of the outstanding Shares.

(i)    NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or transfer of Shares prior to the Restriction Termination Date, the Company shall provide the recipient with a notice containing information about the Shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

The securities of Global Net Lease, Inc. (the “Company”) are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Company’s charter, (i) no Person may Beneficially or Constructively Own Shares in excess of 9.8% of the value of the total outstanding Shares or 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iii) any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio and the intended transferee shall acquire no rights in such Shares. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which causes or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice). If any of the restrictions on transfer or ownership as set forth in (i) and (ii) above are violated, the Shares in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Company may redeem shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) and (ii) above may be void ab initio. All capitalized terms in this notice have the meanings defined in the Company’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office.
(iii)     TRANSFER OF SHARES IN TRUST.

(a)OWNERSHIP IN TRUST. Upon any purported Transfer or other event described in Section 5.7(ii)(a)(III) that would result in a transfer of Shares to a Trust, such Shares shall be transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 5.7(ii)(a)(III). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 5.7(iii)(f).

(b)STATUS OF SHARES HELD BY THE TRUSTEE. Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such dividend or

Distribution to the Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other Distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 5.7, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

(d)SALE OF SHARES BY TRUSTEE. Within 20 days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 5.7(ii)(a)(I) or (II). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.7(iii)(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust and (2) the price per Share received by the Trustee from the sale or other disposition of the Shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.7(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 5.7, such excess shall be paid to the Trustee upon demand.

(e)PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 5.7(c). The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 5.7(iii)(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Shares held in the Trust would not violate the restrictions set forth in Section 5.7(ii)(a)(I) or (II) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

SECTION 5.8    SETTLEMENTS. Nothing in Section 5.7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of Sections 5.7, and any transfer in such a transaction shall be subject to all of the provisions and limitations set forth in Section 5.7.

SECTION 5.9    SEVERABILITY. If any provision of Section 5.7 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 5.7 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 5.10    ENFORCEMENT. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of Section 5.7.

SECTION 5.11    NON-WAIVER. No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specifically waived in writing.

SECTION 5.12    PREEMPTIVE AND APPRAISAL RIGHTS. Except as may be provided by the Board in setting the terms of classified or reclassified Shares pursuant to Section 5.4 or as may otherwise be provided by contract approved by the Board, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Company which it may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board, upon the affirmative vote of a majority of the Board, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

ARTICLE VI

BOARD OF DIRECTORS

SECTION 6.1    NUMBER OF DIRECTORS. The number of Directors of the Company shall be seven, which number may be increased or decreased from time to time pursuant to the Bylaws but shall never be less than the minimum number required by the MGCL. The Company elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board in setting the terms of any class or series of Shares, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Shares. For the purposes of voting for Directors, each Share may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to be voted. Cumulative voting for Directors is prohibited.

The names of the Directors who shall serve on the Board until the next annual meeting of the Stockholders and until their successors are duly elected and qualify, are:

M. Therese Antone

Lee. M. Elman

James L. Nelson

P. Sue Perrotty

Edward G. Rendell

Edward M. Weil, Jr.

Abby M. Wenzel

or such other Directors as appointed in accordance with this Charter.

SECTION 6.2    RESIGNATION OR REMOVAL. Any Director may resign by delivering notice to the Board, effective upon receipt by the Board of such notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares, any Director or the entire Board may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of Directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

ARTICLE VII

POWERS OF THE BOARD OF DIRECTORS

SECTION 7.1     GENERAL. The business and affairs of the Company shall be managed under the direction of the Board. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Company. The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Charter or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board included in this Article VII shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

SECTION 7.2     AUTHORIZATION BY BOARD OF STOCK ISSUANCE. The Board may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

SECTION 7.3     FINANCINGS. The Board shall have the power and authority to borrow or, in any other manner, raise money for the purposes and on the terms it determines, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) have such provisions as the Board may determine (a) to reacquire such Securities; (b) to enter into other contracts or obligations on behalf of the Company; (c) to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person and (d) to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company’s assets to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company.

SECTION 7.4     REIT QUALIFICATION. If the Company elects to qualify for federal income tax treatment as a REIT, the Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a REIT; however, if the Board determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Section 5.7 of Article V is no longer required for REIT qualification.

SECTION 7.5     DETERMINATIONS BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with the Charter, shall be final and conclusive and shall be binding upon the Company and every holder of Shares: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other Distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any Shares; the number of Shares of any class of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board; provided , however , that any determination by the Board as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.

ARTICLE VIII

EXTRAORDINARY ACTIONS

Except as specifically provided in Section 6.2 of Article VI (relating to removal of Directors) and in the last sentence of Article X, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE IX

LIABILITY OF STOCKHOLDERS, DIRECTORS AND OFFICERS

SECTION 9.1     LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company’s assets or the affairs of the Company by reason of his being a Stockholder.

SECTION 9.2     LIMITATION OF DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION.

(a)To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former Director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Section 9.2(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 9.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b)The Company shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former Director or officer of the Company or (ii) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Company shall have the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (i) or (ii) above and to any employee or agent of the Company or a predecessor of the Company.

SECTION 9.3     EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

ARTICLE X

AMENDMENTS

The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any outstanding Shares. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except as otherwise provided in the next sentence and except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, any amendment to the second sentence of Section 6.2 of Article VI or to this sentence of the Charter shall be valid only if declared advisable by the Board and approved by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

THIRD: The restatement of the charter as hereinabove set forth has been duly approved by the Board of Directors of the Company.
FOURTH: The charter is not amended by these Articles of Restatement.
FIFTH: The current address of the principal office of the Company is as set forth in Article III of the foregoing restatement of the charter.
SIXTH: The name and address of the Company’s current resident agent are as set forth in Article III of the foregoing restatement of the charter.

SEVENTH: The number of directors of the Company and the names of the Directors currently in office are as set forth in Section 6.1 of Article VI of the foregoing restatement of the charter.
EIGHTH: The Company, by resolution of its Board of Directors, previously elected, notwithstanding any provision in its charter or bylaws to the contrary, to be subject to Section 3-803 of the Maryland General Corporation Law (the “MGCL”), the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

NINTH: The undersigned acknowledges these Articles of Restatement to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its Chief Executive Officer and President and attested by its Chief Financial Officer, Treasurer and Secretary, on this 24th day of February, 2021.

ATTEST:                      GLOBAL NET LEASE, INC.

/s/ Christopher J. Masterson ____________            By: /s/ James L. Nelson _______________ (SEAL)
Name: Christopher J. Masterson             Name: James L. Nelson
Title: Chief Financial Officer, Treasurer         Title: Chief Executive Officer and President
and Secretary

Exhibit A

7.25% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
(Liquidation Preference $25.00 per Share)
Under a power contained in Section 5.1 of Article V of the charter (the “Charter”) of Global Net Lease, Inc., a Maryland corporation (the “Corporation”), the Board of Directors of the Corporation or a duly authorized committee thereof, by resolutions duly adopted, classified 9,959,650 authorized but unissued shares of preferred stock, par value $0.01 per share, of the Corporation as shares of a series of preferred stock, designated as 7.25% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:
Section 1.Number of Shares and Designation.
A series of preferred stock of the Corporation designated as the “7.25% Series A Cumulative Redeemable Preferred Stock” is hereby established, and the number of shares constituting such series shall be 9,959,650.
Section 2.Definitions.
“Aggregate Share Ownership Limit” shall have the meaning set forth in Article V of the Charter.
“Alternative Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Alternative Form Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Capital Gains Amount” shall have the meaning set forth in Section 3(g) hereof.
“Change of Control” shall have the meaning set forth in Section 6(b) hereof.
“Change of Control Conversion Date” shall have the meaning set forth in Section 8(a) hereof.
“Change of Control Conversion Right” shall have the meaning set forth in Section 8(a) hereof.
“Change of Control Redemption Right” shall have the meaning set forth in Section 6(b) hereof.
“Charter” shall have the meaning set forth in the preamble to these Articles Supplementary.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commission” shall have the meaning set forth in Section 10 hereof.
“Common Stock” shall mean the Corporation’s common stock, par value $0.01 per share.
“Common Stock Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.

“Common Stock Price” shall have the meaning set forth in Section 8(a) hereof.
“Conversion Agent” shall have the meaning set forth in Section 8(d) hereof.
“Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Corporation” shall have the meaning set forth in the preamble to these Articles Supplementary.
“Delisting Event” shall have the meaning set forth in Section 6(a) hereof.
“Delisting Event Conversion Date” shall have the meaning set forth in Section 8(a).
“Delisting Event Conversion Right” shall have the meaning set forth in Section 8(a) hereof.
“Delisting Event Redemption Right” shall have the meaning set forth in Section 6(a) hereof.
“DTC” shall have the meaning set forth in Section 8(f) hereof.
“Event” shall have the meaning set forth in Section 9(f)(ii) hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“NASDAQ” shall mean the Nasdaq Stock Market or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“NYSE” shall mean the New York Stock Exchange or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“NYSE MKT” shall mean the NYSE MKT LLC Equities or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“Optional Redemption Right” shall have the meaning set forth in Section 5(b) hereof.
“Original Issue Date” shall mean the first date on which shares of Series A Preferred Stock are issued and sold.
“Parity Preferred” shall have the meaning set forth in Section 9(b) hereof.
“Preferred Directors” shall have the meaning set forth in Section 9(b) hereof.
“Preferred Dividend Default” shall have the meaning set forth in Section 9(b) hereof.
“REIT” shall have the meaning set forth in Article IV of the Charter.
“Series A Dividend Period” shall mean the respective periods commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Series A Dividend Period (other than the initial Series A Dividend Period, which shall commence on the Original Issue Date and end on and include September 30, 2017, and other than the Series A Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 or Section 6 (and that is not a Series A Dividend Period of the type contemplated by Section 7(b)), which, solely with respect to the shares of Series A Preferred Stock being redeemed, shall end on and include the day immediately preceding the redemption date with respect to such shares of Series A Preferred Stock being redeemed).

“Series A Payment Date” shall mean, with respect to each Series A Dividend Period, the fifteenth (15th) day of the month following the month in which the Series A Dividend Period has ended (January, April, July and October of each year), commencing on October 15, 2017.
“Series A Preferred Stock” shall have the meaning set forth in the preamble to these Articles Supplementary.
“Series A Record Date” shall mean the close of business on the date set by the Board of Directors as the record date for the payment of dividends that is not more than 30 nor fewer than 10 days prior to the applicable Series A Payment Date.
“Shares” shall have the meaning set forth in Article V of the Charter.
“Share Cap” shall have the meaning set forth in Section 8(a) hereof.
“Special Optional Redemption Rights” shall have the meaning set forth in Section 6(b) hereof.
“Stock Split” shall have the meaning set forth in Section 8(a) hereof.
“Total Distributions” shall have the meaning set forth in Section 3(g) hereof.
Section 3.Dividends and Distributions.
(a)Subject to the preferential rights of the holders of any class or series of equity securities of the Corporation ranking senior to the Series A Preferred Stock with respect to dividend rights, the holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $1.8125 per share each year, which is equivalent to the rate of 7.25% of the $25.00 liquidation preference per share per annum. Such dividends shall accrue and be cumulative from and including the Original Issue Date and shall be payable quarterly in arrears on each Series A Payment Date, commencing October 15, 2017, to all holders of record on the applicable Series A Record Date; provided, however, that if any Series A Payment Date is not a Business Day, the dividend which would otherwise have been payable on such Series A Payment Date may be paid or set apart for payment on the next succeeding Business Day with the same force and effect as if paid or set apart on such Series A Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Series A Payment Date to such next succeeding Business Day. Holders of record of all shares of Series A Preferred Stock outstanding on the applicable Series A Record Date will be entitled to receive the full quarterly dividend paid on the applicable Series A Payment Date even if such shares were not issued and outstanding for the full applicable Series A Dividend Period.
The initial dividend payable on the Series A Preferred Stock will cover the period from and including the Original Issue Date through September 30, 2017 and will be paid on October 15, 2017. The amount of any dividend payable on the Series A Preferred Stock for each full Series A Dividend Period shall be computed by dividing $1.8125 by four (4), regardless of the actual number of days in such full Series A Dividend Period. The amount of any dividend payable on the Series A Preferred Stock for any partial Series A Dividend Period and for the initial Series A Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Series A Record Date. Notwithstanding any provision to the contrary contained herein, the dividend payable on each share of Series A Preferred Stock outstanding on a Series A Record Date shall equal the dividend payable on each other share of Series A Preferred Stock that is outstanding on such Series A Record Date, and no holder of any share of Series A Preferred Stock shall be entitled to receive any dividends paid or payable on the Series A Preferred Stock with a Series A Record Date before the date such share of Series A Preferred Stock is issued.

(b)No dividends on the Series A Preferred Stock shall be authorized by the Board of Directors or paid or declared and set apart for payment by the Corporation at such time as the terms and conditions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.
(c)Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue with respect to any Series A Dividend Periods whether or not dividends are authorized by the Board of Directors and declared by the Corporation. No interest or additional dividend shall be payable in respect of any accrued and unpaid dividend on the Series A Preferred Stock.
(d)Except as provided in Section 3(e) below, no dividends shall be declared and paid or set apart for payment and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to shares of Common Stock or shares of any other class or series of equity securities of the Corporation ranking, with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up), nor shall any shares of Common Stock or shares of any other class or series of equity securities of the Corporation ranking, with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with or junior to the Series A Preferred Stock be redeemed (or any monies be paid to or made available for a sinking fund for the redemption of any such shares), purchased or otherwise acquired, (except (i) by conversion into or exchange for shares of Common Stock or shares of any other class or series of equity securities of the Corporation ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up, (ii) for the acquisition of shares made pursuant to the provisions of Section 5.7 of Article V of the Charter, and (iii) for the purchase or acquisition of equity securities of the Corporation ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock and any other shares of any other class or series of equity securities ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up), unless full cumulative dividends on the Series A Preferred Stock for all past Series A Dividend Periods shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment.
(e)When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any other class or series of equity securities ranking, with respect to dividend rights, on parity with the Series A Preferred Stock, all dividends (other than any acquisition of shares pursuant to the provisions of Section 5.7 of Article V of the Charter or a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any such other class or series of equity securities ranking on parity with the Series A Preferred Stock with respect to dividend rights or rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up), declared upon the Series A Preferred Stock and any other class or series of equity securities ranking, with respect to dividend rights, on parity with the Series A Preferred Stock shall be allocated pro rata so that the amount declared per share of Series A Preferred Stock and such other equally ranked classes or series of equity securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other equally ranked class or series of equity securities (which shall not include any accrual in respect of unpaid dividends on such other classes or series of equity securities for prior Series A Dividend Periods if such other class or series of equity securities does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

(f)Holders of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or Stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued and unpaid dividend.
(g)If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the “Capital Gains Amount”) of the total distributions not in excess of the Corporation’s earnings and profits (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Stock (the “Total Distributions”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series A Preferred Stock shall be in the same proportion that the Total Distributions paid or made available to the holders of Series A Preferred Stock for such taxable year bears to the Total Distributions for such taxable year made with respect to all classes or series of Stock outstanding.
Section 4.Liquidation Preference.
Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, before any distribution or payment shall be made to holders of Common Stock or any other class or series of equity securities of the Corporation ranking, with respect to rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of payment (whether or not declared). If, upon any such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Corporation are insufficient to pay the amount of the distributions payable upon liquidation, dissolution or winding-up of the affairs of the Corporation, on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of securities of the Corporation ranking, with respect to rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with the Series A Preferred Stock, the holders of Series A Preferred Stock and each such other class or series of securities ranking, with respect to rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first-class mail, postage pre-paid, at least 20 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After the holders of Series A Preferred Stock have received the full amount of the liquidating distributions to which they are entitled, they will have no right or claim to any of the remaining assets of the Corporation. The consolidation, conversion or merger of the Corporation with or into any other person, corporation, trust or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation (whether in connection with a Change of Control or otherwise), shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Corporation.
In determining whether any distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of Shares or otherwise is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series A Preferred Stock will not be added to the Corporation’s total liabilities.
Section 5.Optional Redemption.
(a)The Series A Preferred Stock shall not be redeemable prior to September 12, 2022, except as provided in Section 5(c), Section 5.7 of Article V of the Charter or Section 6 hereof.

(b)On and after September 12, 2022, the Corporation, at its option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 5(e) hereof, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared) thereon to, but not including, the date fixed for redemption, without interest (the “Optional Redemption Right”). If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot, and if, as a result of such redemption, any holder of Series A Preferred Stock would own shares of Series A Preferred Stock in excess of the Aggregate Share Ownership Limit or in violation of any of the other restrictions on ownership and transfer of Shares set forth in Section 5.7 of Article V of the Charter, then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series A Preferred Stock of such holder such that no holder will violate the Aggregate Share Ownership Limit or any other restrictions on ownership and transfer of Shares set forth in Section 5.7 of Article V of the Charter subsequent to such redemption.
(c)The Corporation may redeem all or a part of the Series A Preferred Stock in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary at any time and from time to time, whether before or after September 12, 2022, if the Board of Directors determines that such redemption is reasonably necessary to for the Corporation to preserve the status of the Corporation as a qualified REIT. If the Corporation calls for redemption any Series A Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share, plus (subject to Section 7(b) hereof) all dividends accrued and unpaid (whether or not declared) thereon to and including the date fixed for redemption, without interest.
(d)Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past Series A Dividend Periods, no shares of Series A Preferred Stock shall be redeemed pursuant to this Section 5 unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock (except by exchange for equity securities of the Corporation ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up); provided, however, that the foregoing shall not prevent the purchase of the Series A Preferred Stock or any other class or series of equity securities of the Corporation by the Corporation in accordance with the terms of Section 5(c) hereof or Section 5.7 of Article V of the Charter or the purchase or acquisition of the Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock and the holders of all outstanding shares of any other class or series of preferred stock of the Corporation ranking on a party with the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up.
(e)Notice of redemption pursuant to this Section 5 shall be mailed by the Corporation, postage prepaid, as of a date set by the Corporation not fewer than 30 nor more than 60 days prior to such redemption date, addressed to the respective holders of record of such shares of Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the sufficiency of notice or validity of the proceedings for such redemption of any shares of Series A Preferred Stock except as to shares held by a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not such holder received the redemption notice. In addition to any information required by law or the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, each notice shall state (i) such redemption date; (ii) the redemption price; (iii) the total number of shares of Series A Preferred Stock to be redeemed (and, if less than all the shares held by any holder are to be redeemed, the number of shares to be redeemed from such holder); (iv) the place or places where such shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing such shares (duly endorsed for transfer) and any other documents the

Corporation requires in connection with such redemption; and (v) that dividends on the Series A Preferred Stock to be redeemed shall cease to accrue on such redemption rate.
Section 6.Special Optional Redemption by the Corporation.
(a)During any period of time (whether before or after September 12, 2022) that both (i) the Series A Preferred Stock is not listed on the NYSE, NYSE MKT or the NASDAQ and (ii) the Corporation is not subject to the reporting requirements of the Exchange Act, but any shares of Series A Preferred Stock are outstanding (the occurrence of clauses (i) and (ii) is referred to as a “Delisting Event”), the Corporation will have the option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 6(d) hereof, to redeem the outstanding shares of Series A Preferred Stock, in whole but not in part, within 90 days after the occurrence of the Delisting Event, for a redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (a “Delisting Event Redemption Right”).
(b)In addition, upon the occurrence of a Change of Control, the Corporation will have the option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 6(d) hereof, to redeem shares of Series A Preferred Stock, in whole but not in part, within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus (subject to Section 7(b) hereof) an amount equal to dividends accrued and unpaid (whether or not declared), if any, on the Series A Preferred Stock to, but not including, the redemption date (“Change of Control Redemption Right” and, together with the Delisting Event Redemption Right, the “Special Optional Redemption Rights”).
A “Change of Control” occurs when, after the Original Issue Date, the following have occurred and are continuing:
(i)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions of shares of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(ii)following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common equity securities listed on the NYSE, the NYSE MKT or the NASDAQ.
(c)Notwithstanding the foregoing, the Corporation shall not have the right to redeem shares of Series A Preferred Stock upon any Delisting Event occurring in connection with a transaction set forth in clause (i) of the definition of Change of Control unless such Delisting Event also constitutes a Change of Control.
(d)Notice of redemption pursuant to this Section 6 shall be mailed by the Corporation, postage prepaid, as of a date set by the Corporation not fewer than 30 nor more than 60 days prior to such redemption date, addressed to the holders of record of the Series A Preferred Stock at their respective addresses as they appear on the stock transfer records of the Corporation. Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the sufficiency of notice or validity of the proceedings for such redemption of any shares of Series A Preferred Stock except as to a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not such holder received such redemption notice. In addition to any information required by law or the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, each notice shall state (i) the redemption date; (ii) the redemption price; (iii) the total number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where such shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing such shares (duly endorsed for transfer) and any other documents the Corporation requires in connection with such redemption; (v) that the Series A Preferred Stock is being redeemed pursuant to the Delisting Event Redemption Right or the Change of Control Redemption Right, as applicable, in connection with the occurrence of a Delisting Event or a Change of Control, as applicable, and a brief description of the transaction or transactions constituting such Delisting Event or Change of Control, as applicable; (vi) that holders of Series A Preferred Stock will not be able to tender shares of Series A Preferred Stock for conversion in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related redemption date instead of converted on the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable; and (vii) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date.
Section 7.Additional Provisions Relating to Optional Redemption and Special Optional Redemption by the Corporation.
(a)If (i) notice of redemption of any shares of Series A Preferred Stock has been given, (ii) the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holders of any Series A Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared) to, but not including, the applicable redemption date, then from and after such redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be outstanding, such shares of Series A Preferred Stock shall not be transferred except with the consent of the Corporation and all other rights of the holders of such shares will terminate, except the right to receive the redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to any dividends accrued and unpaid (whether or not declared) payable upon such redemption, without interest.
(b)If a redemption date falls after a Series A Record Date and on or prior to the corresponding Series A Payment Date, each holder of shares of Series A Preferred Stock on the Series A Record Date shall be entitled to the dividend payable on such shares on the corresponding Series A Payment Date, notwithstanding such redemption of such shares on or prior to the Series A Payment Date, and each holder of shares of Series A Preferred Stock that are redeemed on such redemption date will be entitled to the dividends, if any, accruing after the end of the Series A Dividend Period to which the Series A Payment Date relates to, but not including, such redemption date.
(c)For purposes of clause (a)(ii) above, funds shall be deposited in trust with a bank or trust corporation and such deposit shall be irrevocable except that any balance of monies so deposited by the Corporation and unclaimed by the holders of Series A Preferred Stock entitled thereto at the expiration of two (2) years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.
Section 8.Conversion Rights.
(a)Subject to Section 8(j), upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of shares of Series A Preferred Stock shall have the right, unless, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, the Corporation has provided or provides notice of its election to redeem such shares of Series A Preferred Stock pursuant to the Optional Redemption Right or Special Optional Redemption Rights, to convert some or all of such shares of Series A Preferred Stock held by such holder (with respect to a Delisting Event, the “Delisting Event Conversion Right” and, with respect to a Change of Control, the “Change of Control Conversion Right”) on the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, into a number of shares Common Stock per share of Series A Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient of (i) the sum of $25.00 plus an amount equal to all dividends accrued and unpaid (whether or not declared) on the Series A Preferred Stock to, but not including, the Delisting Event Conversion Date or the Change of Control Conversion

Date, as applicable, (unless such Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, is after a Series A Record Date and prior to the corresponding Series A Payment Date, in which case no additional amount for accrued and unpaid dividends that have been declared and are to be paid on the Series A Payment Date will be included in such sum), divided by (ii) the Common Stock Price (as defined herein) and (B) 2.301 (as adjusted pursuant to the immediately succeeding paragraph, the “Share Cap”).
The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Stock Split shall be the number of shares of Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to the Stock Split, multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to the Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.
In the case of a Delisting Event or a Change of Control, as applicable, pursuant to, or in connection with, which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall receive upon conversion of such shares of Series A Preferred Stock (subject to the next-following paragraph) the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration” and, together with the Common Stock Conversion Consideration, the “Conversion Consideration”).
In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in connection with the Delisting Event or Change of Control, as applicable, the consideration that holders of Series A Preferred Stock shall receive shall be the form of consideration elected by the holders of a plurality of the shares of Common Stock held by stockholders who participate in the election and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Delisting Event or Change of Control, as applicable.
The “Change of Control Conversion Date” with respect to any Change of Control shall be a Business Day fixed by the Board of Directors that is not fewer than 20 days and not more than 35 days after the date on which the Corporation provides notice of the Change of Control pursuant to Section 8(d). The “Delisting Event Conversion Date” with respect to any Delisting Event shall be a Business Day fixed by the Board of Directors that is not fewer than 20 days and not more than 35 days after the date on which the Corporation provides notice of such Delisting Event pursuant to Section 8(d).
The “Common Stock Price” for any Change of Control shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in such Change of Control by holders of Common Stock is solely cash, or (ii) the average of the closing prices per share of Common Stock on the NYSE, NYSE MKT or the NASDAQ (or any other national securities exchange on which Common Stock is then listed) for the ten consecutive trading days immediately preceding, but not including, the effective date of such Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash. The “Common Stock Price” for any Delisting Event shall be the average of the closing prices per share of Common Stock on the NYSE, NYSE MKT or the NASDAQ (or any other national securities exchange on which Common Stock is then listed) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.
(b)No fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of the fractional shares based on the Common Stock Price.

(c)If a Change of Control Conversion Date or a Delisting Event Conversion Date (either, a “Conversion Date”) falls after a Series A Record Date and on or prior to the corresponding Series A Payment Date, each holder of shares of Series A Preferred Stock at the close of business on the Series A Record Date shall be entitled to the dividend payable on such shares on the corresponding Series A Payment Date, notwithstanding the conversion of such shares on or prior to the Series A Payment Date, and each holder of shares of Series A Preferred Stock that are converted on the Conversion Date will be entitled to the dividends, if any, accruing after the end of the Series A Dividend Period to which the Series A Payment Date relates to, but not including, the Conversion Date.
(d)Within 15 days following the occurrence of a Delisting Event or a Change of Control, as applicable, unless the Corporation has provided notice of its election to redeem the Series A Preferred Stock pursuant to the Delisting Event Redemption Right or the Change of Control Redemption Right, as applicable, a notice of occurrence of the Delisting Event or the Change of Control, as applicable, describing the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, shall be delivered to the holders of record of the outstanding shares of Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. No failure to give the notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Delisting Event or the Change of Control, as applicable; (ii) the date of the Delisting Event or the Change of Control, as applicable; (iii) the last date on which the holders of Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; (iv) the method and period for calculating the Common Stock Price; (v) the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable; (vi) that if, prior to the applicable Conversion Date, the Corporation provides notice of its election to redeem all or any portion of the Series A Preferred Stock, the holders of Series A Preferred Stock will not be able to convert such shares of Series A Preferred Stock called for redemption and such shares of Series A Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent and the conversion agent (the “Conversion Agent”); and (ix) the procedures that holders of Series A Preferred Stock must follow to exercise the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable.
(e)The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, another news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in the notice, and post the notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 8(d) above to the holders of record of the Series A Preferred Stock.
(f)In order to exercise the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable, a holder of record of shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the applicable Conversion Date, the certificates, if any, representing any certificated shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents the Corporation reasonably requires in connection with the conversion, to the Conversion Agent. Such notice shall state: (i) the relevant Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and (ii) the number of shares of Series A Preferred Stock to be converted. Notwithstanding the foregoing, if such shares of Series A Preferred Stock are held in global form, such notice shall instead comply with applicable procedures of The Depository Trust Company (“DTC”).
(g)Holders of the Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or a Change of Control Conversion Right, as applicable, (in whole or in part) by a written notice of withdrawal delivered to the Conversion Agent prior to the close of business on the Business Day prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A

Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if such shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall instead comply with applicable procedures of DTC.
(h)Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration on the applicable Delisting Event Conversion Date or Change of Control Conversion Date unless, prior thereto, the Corporation provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to its Optional Redemption Right or Special Optional Redemption Rights.
(i)The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable.
(j)Notwithstanding anything to the contrary in this Section 8, no holder of Series A Preferred Stock will be entitled to exercise a Delisting Event Conversion Right or a Change of Control Conversion Right or convert any shares of Series A Preferred Stock into shares of Common Stock to the extent that receipt of shares of Common Stock upon the conversion of such shares of Series A Preferred Stock in accordance with this Section 8 would cause such person or any other person to violate Section 5.7 of Article V of the Charter.
(k)In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, the Corporation shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into Conversion Consideration.
Section 9.Voting Rights.
(a)Holders of the Series A Preferred Stock shall not have any voting rights except as set forth in this Section 9.
(b)Whenever dividends on any outstanding shares of Series A Preferred Stock shall have not been paid for six or more Series A Dividend Periods (whether or not such dividends have been declared or the Series A Dividend Periods are consecutive) (a “Preferred Dividend Default”), the holders of Series A Preferred Stock (and all other classes and series of preferred stock of the Corporation ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable and with which such holders of Series A Preferred Stock are entitled to vote together as a single class (the “Parity Preferred”), voting together as a single class) will have the exclusive power to elect two additional directors (the “Preferred Directors”), at each annual meeting of the Corporation’s stockholders and at any special meeting of the Corporation’s stockholders called for the purpose of electing Preferred Directors (pursuant to Section 9(d) hereof or otherwise), until all dividends accrued and unpaid on outstanding shares of Series A Preferred Stock for all past Series A Dividend Periods and the then-current Series A Dividend Period have been fully paid. Unless the number of the Corporation’s directors has previously been increased pursuant to the terms of any other class or series of Parity Preferred with which such holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, the number of the Corporation’s directors shall automatically increase by two at such time as holders of Series A Preferred Stock become entitled to vote in the election of the Preferred Directors. Unless shares of Parity Preferred remain outstanding and entitled to vote in the election of Preferred Directors, the term of office of each Preferred Director will terminate, and the number of the Corporation’s directors shall automatically decrease by two, when all accrued and unpaid dividends for all past Series A Dividend Periods and the then-current Series A Dividend Period have been fully paid. If the right of holders of Series A Preferred Stock to elect the Preferred Directors terminates after the record date for determining holders of shares of Series A Preferred Stock entitled to vote in any election of Preferred Directors but before the closing of the polls in such election, holders of shares of

Series A Preferred Stock outstanding as of the applicable record date shall not be entitled to vote in the election of any Preferred Directors. The right of holders of Series A Preferred Stock to elect the Preferred Directors shall again vest if and whenever dividends are in arrears for six Series A Dividend Periods, as described above. In no event shall holders of Series A Preferred Stock be entitled to nominate or elect an individual as a Preferred Director, and no individual shall be qualified to be nominated for election or to serve as a Preferred Director, if the individual’s service as a Preferred Director would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of Stock is listed or otherwise conflict with the Corporation’s Charter or Bylaws.
(c)The Preferred Directors shall be elected by a plurality of the votes cast in the election of such directors, and each Preferred Director will serve until the next annual meeting of the Corporation’s stockholders and until his or her successor is duly elected and qualifies, or until such director’s term of office terminates as set forth in Section 9(b). Any director elected by holders of Series A Preferred Stock and any Parity Preferred may be removed, with or without cause, only by a vote of holders of a majority of the outstanding shares of Series A Preferred Stock and Parity Preferred with which holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors. At any time that holders of Series A Preferred Stock are entitled to vote in the election of the Preferred Directors, such holders shall be entitled to vote in the election of a successor to fill any vacancy on the Board of Directors that results from the removal of a Preferred Director.
(d)At any time that holders of the Series A Preferred Stock have the right to elect Preferred Directors as described in Section 9(b) hereof but these directors have not been elected, the Corporation’s secretary must call a special meeting of stockholders for the purpose of electing the Preferred Directors upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock and Parity Preferred with which holders of Series A Preferred Stock are entitled to vote together as a single class with respect to the election of Preferred Directors, unless the request is received more than 45 days and less than 90 days before the date fixed for the next annual meeting of the Corporation’s stockholders at which such vote would otherwise occur, in which case, the Preferred Directors may be elected at either such annual meeting or at a separate special meeting of the Corporation’s stockholders at the Corporation’s discretion.
(e)So long as any shares of Series A Preferred Stock are outstanding, the approval of holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and any equally-affected class or series of Parity Preferred with which holders of Series A Preferred Stock are entitled to vote together as a single class shall be required to authorize (i) any amendment, alteration, repeal or other change to any provision of the Charter, including these Articles Supplementary (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of the Corporation’s assets or otherwise) that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or (ii) the creation, issuance or increase in the authorized number of shares of any class or series of stock ranking senior to the Series A Preferred Stock (or any equity securities convertible into or exchangeable for any such shares, but not including debt securities convertible into or exchangeable for any such shares prior to the time of conversion) with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up.
(f)The following actions shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock:
(i)any increase or decrease in the number of authorized Shares of any class or series or the classification or reclassification of any unissued Shares, or the creation or issuance of equity securities, of any class or series ranking, junior or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, provided that such action does not decrease the number of authorized shares of Common Stock below the number (after giving effect to all other outstanding shares capital stock) necessary to permit the Series A Preferred Stock to be converted in full in accordance with the terms hereof; or
(ii)an amendment, alteration, or repeal or other change to any provisions of the Charter, including these Articles Supplementary, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of the Corporation’s assets or other business combination (an “Event”), (x) if the Series A Preferred Stock (or securities of any successor person or entity to the Corporation into which the Series A Preferred Stock has been converted) remains outstanding with the terms thereof unchanged in all material respects or the holders of shares of Series A Preferred Stock receive securities of a successor person or entity with substantially identical rights as those of Series A Preferred Stock, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity, or (y) if holders of Series A Preferred Stock shall receive the $25.00 liquidation preference per share of Series A Preferred Stock, plus an amount equal to all accrued and unpaid dividends to, but not including, the date of such Event (other than any declared dividends having a Series A Record Date before the date of such Event and a Series A Payment Date after the date of such Event, which shall be paid as provided in Section 3 above), pursuant to the occurrence of any Event.
(g)Notwithstanding the foregoing, holders of any Parity Preferred shall not be entitled to vote together as a single class with holders of Series A Preferred Stock on any amendment, alteration, repeal or other change to any provision of the Charter, including these Articles Supplementary, unless such action affects holders of Series A Preferred Stock and such Parity Preferred equally. On any matter in which the Series A Preferred Stock may vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast one vote, except that, in class votes, or in determining the percentage of outstanding shares, when voting together as a single class, with shares of one or more class or series of Parity Preferred, shares of different classes and series shall vote, or such determination shall be made, in proportion to the liquidation preference of such shares.
(h)The foregoing voting provisions of this Section 9 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption, in each case, in accordance with the provisions hereof.
(i)Except as expressly stated herein, the Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including, without limitation, any merger, conversion or consolidation of the Corporation or a sale of all or substantially all of the assets of the Corporation, irrespective of the effect that such merger, conversion or consolidation or sale may have upon the rights, preferences, privileges or voting power of holders of Series A Preferred Stock.
Section 10.Information Rights.
During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that the Corporation would have been required to file with the Securities and Exchange Commission (the “Commission”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which the Corporation would have been required to file these reports with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series A Preferred Stock.
Section 11.Conversion.
The Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity, except in accordance with Section 8 hereof and Article V of the Charter.
Section 12.Ranking.

In respect of rights to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Series A Preferred Stock shall rank (i) senior to Common Stock and to all other equity securities issued by the Corporation, the terms of which expressly provide that such securities rank junior to the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up; (ii) on parity with all equity securities issued by the Corporation, the terms of which expressly provide that such securities rank on parity with the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up; and (iii) junior to all equity securities issued by the Corporation, the terms of which expressly provide that such securities rank senior to the Series A Preferred Stock with respect to dividend rights and rights upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding-up. All the Series A Preferred Stock shall rank equally with one another and shall be identical in all respects.
Section 13.Restrictions on Transfer and Ownership of Stock of the Series A Preferred Stock
    The Series A Preferred Stock is subject to the terms and conditions (including any applicable exceptions and exemptions) of Article V of the Charter.

Section 14.Status of Acquired Shares of Series A Preferred Stock.
All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be returned to the status of authorized but unissued preferred stock, and may thereafter be classified, reclassified or issued as any series or class of preferred stock.
Section 15.Record Holders.
The Corporation may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary. Except as may be otherwise provided by the Board of Directors (and except in connection with a global certificate held by a securities depositary), holders of Series A Preferred Stock are not entitled to certificates representing the Series A Preferred Stock held by them.
Section 16.Sinking Fund.
The Series A Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.
Section 17.Exclusion of Other Rights.
The Series A Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.
Section 18.Headings of Subdivisions.
The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
Section 19.Severability of Provisions.
If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Charter and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Charter (including these Articles Supplementary) which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Exhibit B

6.875% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
(Liquidation Preference $25.00 per Share)

Section 1.    Number of Shares and Designation.
A series of preferred stock of the Company designated as the “6.875% Series B Cumulative Redeemable Perpetual Preferred Stock” is hereby established, and the number of shares constituting such series shall be 11,450,000.
Section 2.    Definitions.
“Aggregate Share Ownership Limit” shall have the meaning set forth in Article V of the Charter.
“Alternative Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Alternative Form Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Capital Gains Amount” shall have the meaning set forth in Section 3(g) hereof.
“Change of Control” shall have the meaning set forth in Section 6(b) hereof.
“Change of Control Conversion Date” shall have the meaning set forth in Section 8(a) hereof.
“Change of Control Conversion Right” shall have the meaning set forth in Section 8(a) hereof.
“Change of Control Redemption Right” shall have the meaning set forth in Section 6(b) hereof.
“Charter” shall mean the charter of the Company.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commission” shall have the meaning set forth in Section 10 hereof.
“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.
“Common Stock Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Common Stock Price” shall have the meaning set forth in Section 8(a) hereof.
“Company” shall have the meaning set forth in Article I of the Charter.
“Conversion Agent” shall have the meaning set forth in Section 8(d) hereof.

“Conversion Consideration” shall have the meaning set forth in Section 8(a) hereof.
“Conversion Date” shall have the meaning set forth in Section 8(c) hereof.
“Delisting Event” shall have the meaning set forth in Section 6(a) hereof.
“Delisting Event Conversion Date” shall have the meaning set forth in Section 8(a) hereof.
“Delisting Event Conversion Right” shall have the meaning set forth in Section 8(a) hereof.
“Delisting Event Redemption Right” shall have the meaning set forth in Section 6(a) hereof.
“DTC” shall have the meaning set forth in Section 8(f) hereof.
“Event” shall have the meaning set forth in Section 9(f)(ii) hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“NASDAQ” shall mean the Nasdaq Stock Market or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“NYSE” shall mean the New York Stock Exchange or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“NYSE American” shall mean the NYSE American LLC or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.
“Optional Redemption Right” shall have the meaning set forth in Section 5(b) hereof.
“Original Issue Date” shall mean the first date on which shares of Series B Preferred Stock are issued and sold.
“Parity Preferred” shall have the meaning set forth in Section 9(b) hereof.
“Preferred Directors” shall have the meaning set forth in Section 9(b) hereof.
“Preferred Dividend Default” shall have the meaning set forth in Section 9(b) hereof.
“REIT” shall have the meaning set forth in Article IV of the Charter.
“Series A Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as 7.25% Series A Cumulative Redeemable Perpetual Preferred Stock.
“Series B Dividend Period” shall mean the respective periods commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Series B Dividend Period (other than the initial Series B Dividend Period, which shall commence on the Original Issue Date and end on and include December 31, 2019, and other than the Series B Dividend Period during which any shares of Series B Preferred Stock shall be redeemed pursuant to Section 5 or Section 6 (and that is not a Series B Dividend Period of the type contemplated by Section 7(b)), which, solely with respect to the shares of Series B Preferred Stock being redeemed, shall end on and include the day immediately preceding the redemption date with respect to such shares of Series B Preferred Stock being redeemed).

“Series B Payment Date” shall mean, with respect to each Series B Dividend Period, the fifteenth (15th) day of the month following the month in which the Series B Dividend Period has ended (January, April, July and October of each year), commencing on January 15, 2020.
“Series B Preferred Stock” shall mean the series of preferred stock, par value $0.01 per share, of the Company designated as 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock.
“Series B Record Date” shall mean the close of business on the date set by the Board of Directors as the record date for the payment of dividends that is not more than 30 nor fewer than 10 days prior to the applicable Series B Payment Date.
“Shares” shall have the meaning set forth in Article IV of the Charter.
“Share Cap” shall have the meaning set forth in Section 8(a) hereof.
“Special Optional Redemption Rights” shall have the meaning set forth in Section 6(b) hereof.
“Stock Split” shall have the meaning set forth in Section 8(a) hereof.
“Total Distributions” shall have the meaning set forth in Section 3(g) hereof.
Section 3.    Dividends and other Distributions.
a.Subject to the preferential rights of the holders of any class or series of equity securities of the Company ranking senior to the Series B Preferred Stock with respect to dividend rights, the holders of the then outstanding Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $1.71875 per share each year, which is equivalent to the rate of 6.875% of the $25.00 liquidation preference per share per annum. Such dividends shall accrue and be cumulative from and including the Original Issue Date and shall be payable quarterly in arrears on each Series B Payment Date, commencing January 15, 2020, to all holders of record on the applicable Series B Record Date; provided, however, that if any Series B Payment Date is not a Business Day, the dividend which would otherwise have been payable on such Series B Payment Date may be paid or set apart for payment on the next succeeding Business Day with the same force and effect as if paid or set apart on such Series B Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Series B Payment Date to such next succeeding Business Day. Holders of record of all shares of Series B Preferred Stock outstanding on the applicable Series B Record Date will be entitled to receive the full dividend paid on the applicable Series B Payment Date even if such shares were not issued and outstanding for the full applicable Series B Dividend Period.
The initial dividend payable on the Series B Preferred Stock will cover the period from and including the Original Issue Date through December 31, 2019 and will be paid on January 15, 2020. The amount of any dividend payable on the Series B Preferred Stock for each full Series B Dividend Period shall be computed by dividing $1.71875 by four (4), regardless of the actual number of days in such full Series B Dividend Period. The amount of any dividend payable on the Series B Preferred Stock for any partial Series B Dividend Period and for the initial Series B Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable Series B Record Date. Notwithstanding any provision to the contrary contained herein, the dividend payable on each share of Series B Preferred Stock outstanding on a Series B Record Date shall equal the dividend payable on each other share of Series B Preferred Stock that is outstanding on such Series B Record Date, and no holder of any share of Series B Preferred Stock shall be entitled to receive any dividends paid or payable on the Series B Preferred Stock with a Series B Record Date before the date such share of Series B Preferred Stock is issued.

b.No dividends on the Series B Preferred Stock shall be authorized by the Board of Directors or paid or declared and set apart for payment by the Company at such time as the terms and conditions of any agreement of the Company, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.
c.Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock shall accrue with respect to any Series B Dividend Periods whether or not dividends are authorized by the Board of Directors and declared by the Company. No interest or additional dividend shall be payable in respect of any accrued and unpaid dividend on the Series B Preferred Stock.
d.Except as provided in Section 3(e) below, no dividends shall be declared and paid or set apart for payment and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to shares of Common Stock or shares of any other class or series of equity securities of the Company ranking, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with or junior to the Series B Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of equity securities ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up), nor shall any shares of Common Stock or shares of any other class or series of equity securities of the Company ranking, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with or junior to the Series B Preferred Stock be redeemed (or any monies be paid to or made available for a sinking fund for the redemption of any such shares), purchased or otherwise acquired, (except (i) by conversion into or exchange for shares of Common Stock or shares of any other class or series of equity securities of the Company ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, (ii) for the acquisition of shares made pursuant to the provisions of Section 5.7 of Article V of the Charter and (iii) for the purchase or acquisition of equity securities of the Company ranking on parity with the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Stock and any other shares of any other class or series of equity securities ranking on parity with the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up), unless full cumulative dividends on the Series B Preferred Stock for all past Series B Dividend Periods shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment.
e.When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and any other class or series of equity securities ranking, with respect to dividend rights, on parity with the Series B Preferred Stock, all dividends (other than any acquisition of shares pursuant to the provisions of Section 5.7 of Article V of the Charter or a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock and any such other class or series of equity securities ranking on parity with the Series B Preferred Stock with respect to dividend rights or rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up), declared upon the Series B Preferred Stock and any other class or series of equity securities ranking, with respect to dividend rights, on parity with the Series B Preferred Stock shall be allocated pro rata so that the amount declared per share of Series B Preferred Stock and such other equally ranked classes or series of equity securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other equally ranked class or series of equity securities (which shall not include any accrual in respect of unpaid dividends on such other classes or series of equity securities for prior Series B Dividend Periods if such other class or series of equity securities does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

f.Holders of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series B Preferred Stock as provided herein. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accrued and unpaid dividend.
g.If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Code or any successor revenue code or section) any portion (the “Capital Gains Amount”) of the total distributions not in excess of the Company’s earnings and profits (as determined for United States federal income tax purposes) paid or made available for such taxable year to holders of all classes and series of Shares (the “Total Distributions”), then the portion of the Capital Gains Amount that shall be allocable to holders of Series B Preferred Stock shall be in the same proportion that the Total Distributions paid or made available to the holders of Series B Preferred Stock for such taxable year bears to the Total Distributions for such taxable year made with respect to all classes or series of Shares outstanding.
Section 4.    Liquidation Preference.
Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, before any distribution or payment shall be made to holders of Common Stock or any other class or series of equity securities of the Company ranking, with respect to rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, junior to the Series B Preferred Stock, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of payment (whether or not declared). If, upon any such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Company are insufficient to pay the amount of the distributions payable upon liquidation, dissolution or winding-up of the affairs of the Company, on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of securities of the Company ranking, with respect to rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with the Series B Preferred Stock, the holders of Series B Preferred Stock and each such other class or series of securities ranking, with respect to rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, on parity with the Series B Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first-class mail, postage pre-paid, at least 20 days prior to the payment date stated therein, to each record holder of Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After the holders of Series B Preferred Stock have received the full amount of the liquidating distributions to which they are entitled, they will have no right or claim to any of the remaining assets of the Company. The consolidation, conversion or merger of the Company with or into any other person, corporation, trust or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company (whether in connection with a Change of Control or otherwise), shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Company.
In determining whether any distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of Shares or otherwise is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series B Preferred Stock will not be added to the Company’s total liabilities.

Section 5.    Optional Redemption.
(a)     The Series B Preferred Stock shall not be redeemable prior to November 26, 2024, except as provided in Section 5.7 of Article V of the Charter or Section 5(c) or Section 6 hereof.
(b)    On and after November 26, 2024, the Company, at its option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 5(e) hereof, may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared) thereon to, but not including, the date fixed for redemption, without interest (the “Optional Redemption Right”). If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot, and if, as a result of such redemption, any holder of Series B Preferred Stock would own shares of Series B Preferred Stock in excess of the Aggregate Share Ownership Limit or in violation of any of the other restrictions on ownership and transfer of Shares set forth in Section 5.7 of Article V of the Charter, then, except as otherwise provided in the Charter, the Company will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will violate the Aggregate Share Ownership Limit or any other restrictions on ownership and transfer of Shares set forth in Section 5.7 of Article V of the Charter subsequent to such redemption.
(c)    The Company may redeem all or a part of the Series B Preferred Stock in accordance with the terms and conditions set forth in this Section 5 of these Articles Supplementary at any time and from time to time, whether before or after November 26, 2024, if the Board of Directors determines that such redemption is reasonably necessary for the Company to preserve the status of the Company as a qualified REIT. If the Company calls for redemption any Series B Preferred Stock pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share, plus (subject to Section 7(b) hereof) all dividends accrued and unpaid (whether or not declared) thereon to and including the date fixed for redemption, without interest.
(d)    Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past Series B Dividend Periods, no shares of Series B Preferred Stock shall be redeemed pursuant to this Section 5 unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any Series B Preferred Stock (except by exchange for equity securities of the Company ranking junior to the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up); provided, however, that the foregoing shall not prevent the purchase of the Series B Preferred Stock or any other class or series of equity securities of the Company by the Company in accordance with the terms of Section 5(c) hereof or Section 5.7 of Article V of the Charter or the purchase or acquisition of the Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Stock and the holders of all outstanding shares of any other class or series of preferred stock of the Company ranking on a party with the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up.
(e)    Notice of redemption pursuant to this Section 5 shall be mailed by the Company, postage prepaid, as of a date set by the Company not fewer than 30 nor more than 60 days prior to such redemption date, addressed to the respective holders of record of such shares of Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the sufficiency of notice or validity of the proceedings for such redemption of any shares of Series B Preferred Stock except as to shares held by a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not such holder received the redemption notice. In addition to any information required by law or the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, each notice shall state (i) such redemption date;

(ii) the redemption price; (iii) the total number of shares of Series B Preferred Stock to be redeemed (and, if less than all the shares held by any holder are to be redeemed, the number of shares to be redeemed from such holder); (iv) the place or places where such shares of Series B Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing such shares (duly endorsed for transfer) and any other documents the Company requires in connection with such redemption; and (v) that dividends on the Series B Preferred Stock to be redeemed shall cease to accrue on such redemption rate.
Section 6.    Special Optional Redemption by the Company.
(a)    During any period of time (whether before or after November 26, 2024) that both (i) the Series B Preferred Stock is not listed on NASDAQ, the NYSE or the NYSE American and (ii) the Company is not subject to the reporting requirements of the Exchange Act, but any shares of Series B Preferred Stock are outstanding (the occurrence of clauses (i) and (ii) is referred to as a “Delisting Event”), the Company will have the option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 6(d) hereof, to redeem the outstanding shares of Series B Preferred Stock, in whole but not in part, within 90 days after the occurrence of the Delisting Event, for a redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (a “Delisting Event Redemption Right”).
(b)    In addition, upon the occurrence of a Change of Control, the Company will have the option, upon not fewer than 30 nor more than 60 days’ written notice as provided in Section 6(d) hereof, to redeem shares of Series B Preferred Stock, in whole but not in part, within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus (subject to Section 7(b) hereof) an amount equal to dividends accrued and unpaid (whether or not declared), if any, on the Series B Preferred Stock to, but not including, the redemption date (“Change of Control Redemption Right” and, together with the Delisting Event Redemption Right, the “Special Optional Redemption Rights”).
A “Change of Control” occurs when, after the Original Issue Date, the following have occurred and are continuing:
(i)    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions of shares of stock of the Company entitling that person to exercise more than 50% of the total voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(ii)    following the closing of any transaction referred to in (i) above, neither the Company nor the acquiring or surviving entity, or a parent of the Company or the acquiring or surviving entity, has a class of common equity securities listed on NASDAQ, the NYSE or the NYSE American.
(c)    Notwithstanding the foregoing, the Company shall not have the right to redeem shares of Series B Preferred Stock upon any Delisting Event occurring in connection with a transaction set forth in clause (i) of the definition of Change of Control unless such Delisting Event also constitutes a Change of Control.
(d)    Notice of redemption pursuant to this Section 6 shall be mailed by the Company, postage prepaid, as of a date set by the Company not fewer than 30 nor more than 60 days prior to such redemption date, addressed to the holders of record of the Series B Preferred Stock at their respective addresses as they appear on the stock transfer records of the Company. Failure to give such notice or any defect thereto or in the mailing thereof shall not affect the sufficiency of notice or validity of the proceedings for such redemption of any shares of Series B Preferred Stock except as to a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not such holder received such redemption notice. In addition to any information required by law or the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, each notice shall state (i) the redemption date; (ii) the redemption price; (iii) the total number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where such shares of Series B Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing such shares (duly endorsed for transfer) and any other documents the Company requires in connection with such redemption; (v) that the Series B Preferred Stock is being redeemed pursuant to the Delisting Event Redemption Right or the Change of Control Redemption Right, as applicable, in connection with the occurrence of a Delisting Event or a Change of Control, as applicable, and a brief description of the transaction or transactions constituting such Delisting Event or Change of Control, as applicable; (vi) that holders of Series B Preferred Stock will not be able to tender shares of Series B Preferred Stock for conversion in connection with the Delisting Event or Change of Control, as applicable, and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related redemption date instead of converted on the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable; and (vii) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date.
Section 7.    Additional Provisions Relating to Optional Redemption and Special Optional Redemption by the Company.
(a)    If (i) notice of redemption of any shares of Series B Preferred Stock has been given, (ii) the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the holders of any Series B Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to all dividends accrued and unpaid (whether or not declared) to, but not including, the applicable redemption date, then from and after such redemption date, dividends shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be outstanding, such shares of Series B Preferred Stock shall not be transferred except with the consent of the Company and all other rights of the holders of such shares will terminate, except the right to receive the redemption price of $25.00 per share, plus (subject to Section 7(b) hereof) an amount equal to any dividends accrued and unpaid (whether or not declared) payable upon such redemption, without interest.
(b)    If a redemption date falls after a Series B Record Date and on or prior to the corresponding Series B Payment Date, each holder of shares of Series B Preferred Stock on the Series B Record Date shall be entitled to the dividend payable on such shares on the corresponding Series B Payment Date, notwithstanding such redemption of such shares on or prior to the Series B Payment Date, and each holder of shares of Series B Preferred Stock that are redeemed on such redemption date will be entitled to the dividends, if any, accruing after the end of the Series B Dividend Period to which the Series B Payment Date relates to, but not including, such redemption date.
(c)    For purposes of clause (a)(ii) above, funds shall be deposited in trust with a bank or trust corporation and such deposit shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the holders of Series B Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.
Section 8.    Conversion Rights.
(a)    Subject to Section 8(j), upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of shares of Series B Preferred Stock shall have the right, unless, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, the Company has provided or provides notice of its election to redeem such shares of Series B Preferred Stock pursuant to the Optional Redemption Right or Special Optional Redemption Rights, to convert some or all of such shares of Series B Preferred Stock held by such holder (with respect to a Delisting Event, the “Delisting Event Conversion Right” and, with respect to a Change of Control, the “Change of Control Conversion Right”) on the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, into a number of shares Common Stock per share of Series B Preferred

Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient of (i) the sum of $25.00 plus an amount equal to all dividends accrued and unpaid (whether or not declared) on the Series B Preferred Stock to, but not including, the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, (unless such Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, is after a Series B Record Date and prior to the corresponding Series B Payment Date, in which case no additional amount for accrued and unpaid dividends that have been declared and are to be paid on the Series B Payment Date will be included in such sum), divided by (ii) the Common Stock Price and (B) 2.5126 (as adjusted pursuant to the immediately succeeding paragraph, the “Share Cap”).
The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Stock Split shall be the number of shares of Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to the Stock Split, multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to the Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.
In the case of a Delisting Event or a Change of Control, as applicable, pursuant to, or in connection with, which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series B Preferred Stock shall receive upon conversion of such shares of Series B Preferred Stock (subject to the next-following paragraph) the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration” and, together with the Common Stock Conversion Consideration, the “Conversion Consideration”).
In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in connection with the Delisting Event or Change of Control, as applicable, the consideration that holders of Series B Preferred Stock shall receive shall be the form of consideration elected by the holders of a plurality of the shares of Common Stock held by stockholders who participate in the election and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Delisting Event or Change of Control, as applicable.
The “Change of Control Conversion Date” with respect to any Change of Control shall be a Business Day fixed by the Board of Directors that is not fewer than 20 days and not more than 35 days after the date on which the Company provides notice of the Change of Control pursuant to Section 8(d). The “Delisting Event Conversion Date” with respect to any Delisting Event shall be a Business Day fixed by the Board of Directors that is not fewer than 20 days and not more than 35 days after the date on which the Company provides notice of such Delisting Event pursuant to Section 8(d).
The “Common Stock Price” for any Change of Control shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in such Change of Control by holders of Common Stock is solely cash, or (ii) the average of the closing prices per share of Common Stock on NASDAQ, the NYSE or the NYSE American (or any other national securities exchange on which Common Stock is then listed) for the ten consecutive trading days immediately preceding, but not including, the effective date of such Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash. The “Common Stock Price” for any Delisting Event shall be the average of the closing prices per share of Common Stock on NASDAQ, the NYSE or the NYSE American (or any other national securities exchange on which Common Stock is then listed) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

(b)    No fractional shares of Common Stock shall be issued upon the conversion of the Series B Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of the fractional shares based on the Common Stock Price.
(c)    If a Change of Control Conversion Date or a Delisting Event Conversion Date (either, a “Conversion Date”) falls after a Series B Record Date and on or prior to the corresponding Series B Payment Date, each holder of shares of Series B Preferred Stock at the close of business on the Series B Record Date shall be entitled to the dividend payable on such shares on the corresponding Series B Payment Date, notwithstanding the conversion of such shares on or prior to the Series B Payment Date, and each holder of shares of Series B Preferred Stock that are converted on the Conversion Date will be entitled to the dividends, if any, accruing after the end of the Series B Dividend Period to which the Series B Payment Date relates to, but not including, the Conversion Date.
(d)    Within 15 days following the occurrence of a Delisting Event or a Change of Control, as applicable, unless the Company has provided notice of its election to redeem the Series B Preferred Stock pursuant to the Delisting Event Redemption Right or the Change of Control Redemption Right, as applicable, a notice of occurrence of the Delisting Event or the Change of Control, as applicable, describing the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, shall be delivered to the holders of record of the outstanding shares of Series B Preferred Stock at their addresses as they appear on the Company’s stock transfer records. No failure to give the notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Delisting Event or the Change of Control, as applicable; (ii) the date of the Delisting Event or the Change of Control, as applicable; (iii) the last date on which the holders of Series B Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; (iv) the method and period for calculating the Common Stock Price; (v) the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable; (vi) that if, prior to the applicable Conversion Date, the Company provides notice of its election to redeem all or any portion of the Series B Preferred Stock, the holders of Series B Preferred Stock will not be able to convert such shares of Series B Preferred Stock called for redemption and such shares of Series B Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock; (viii) the name and address of the paying agent and the conversion agent (the “Conversion Agent”); and (ix) the procedures that holders of Series B Preferred Stock must follow to exercise the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable.
(e)    The Company shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, another news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in the notice, and post the notice on the Company’s website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides notice pursuant to Section 8(d) above to the holders of record of the Series B Preferred Stock.
(f)    In order to exercise the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable, a holder of record of shares of Series B Preferred Stock shall be required to deliver, on or before the close of business on the applicable Conversion Date, the certificates, if any, representing any certificated shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents the Company reasonably requires in connection with the conversion, to the Conversion Agent. Such notice shall state: (i) the relevant Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and (ii) the number of shares of Series B Preferred Stock to be converted. Notwithstanding the foregoing, if such shares of Series B Preferred Stock are held in global form, such notice shall instead comply with applicable procedures of The Depository Trust Company (“DTC”).

(g)    Holders of the Series B Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or a Change of Control Conversion Right, as applicable, (in whole or in part) by a written notice of withdrawal delivered to the Conversion Agent prior to the close of business on the Business Day prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable. The notice of withdrawal must state: (i) the number of withdrawn shares of Series B Preferred Stock; (ii) if certificated shares of Series B Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series B Preferred Stock; and (iii) the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if such shares of Series B Preferred Stock are held in global form, the notice of withdrawal shall instead comply with applicable procedures of DTC.
(h)    Shares of Series B Preferred Stock as to which the Delisting Event Conversion Right or the Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration on the applicable Delisting Event Conversion Date or Change of Control Conversion Date unless, prior thereto, the Company provides notice of its election to redeem such shares of Series B Preferred Stock, whether pursuant to its Optional Redemption Right or Special Optional Redemption Rights.
(i)    The Company shall deliver the applicable Conversion Consideration no later than the third Business Day following the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable.
(j)    Notwithstanding anything to the contrary in this Section 8, no holder of Series B Preferred Stock will be entitled to exercise a Delisting Event Conversion Right or a Change of Control Conversion Right or convert any shares of Series B Preferred Stock into shares of Common Stock to the extent that receipt of shares of Common Stock upon the conversion of such shares of Series B Preferred Stock in accordance with this Section 8 would cause such person or any other person to violate Section 5.7 of Article V of the Charter.
(k)    In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, the Company shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series B Preferred Stock into Conversion Consideration.
Section 9.    Voting Rights.
(a)    Holders of the Series B Preferred Stock shall not have any voting rights except as set forth in this Section 9.
(b)    Whenever dividends on any outstanding shares of Series B Preferred Stock shall have not been paid for six or more Series B Dividend Periods (whether or not such dividends have been declared or the Series B Dividend Periods are consecutive) (a “Preferred Dividend Default”), the holders of Series B Preferred Stock (and all other classes and series of preferred stock of the Company ranking on parity with the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable and with which such holders of Series B Preferred Stock are entitled to vote together as a single class, including, without limitation, the Series A Preferred Stock (the “Parity Preferred”)) will have the exclusive power, voting together as a single class, to elect two additional directors (the “Preferred Directors”), at each annual meeting of the Company’s stockholders and at any special meeting of the Company’s stockholders called for the purpose of electing Preferred Directors (pursuant to Section 9(d) hereof or otherwise), until all dividends accrued and unpaid on outstanding shares of Series B Preferred Stock for all past Series B Dividend Periods and the then-current Series B Dividend Period have been fully paid. Unless the number of the Company’s directors has previously been increased pursuant to the terms of any other class or series of Parity Preferred with which such holders of Series B Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, the number of the Company’s directors shall automatically increase by two at such time as holders of Series B Preferred Stock become entitled to vote in the election of the Preferred Directors. Unless shares of Parity Preferred remain outstanding and entitled to vote in the election of

Preferred Directors, the term of office of each Preferred Director will terminate, and the number of the Company’s directors shall automatically decrease by two, when all accrued and unpaid dividends for all past Series B Dividend Periods and the then-current Series B Dividend Period have been fully paid. If the right of holders of Series B Preferred Stock to elect the Preferred Directors terminates after the record date for determining holders of shares of Series B Preferred Stock entitled to vote in any election of Preferred Directors but before the closing of the polls in such election, holders of shares of Series B Preferred Stock outstanding as of the applicable record date shall not be entitled to vote in the election of any Preferred Directors. The right of holders of Series B Preferred Stock to elect the Preferred Directors shall again vest if and whenever dividends are in arrears for six Series B Dividend Periods, as described above. In no event shall holders of Series B Preferred Stock be entitled to nominate or elect an individual as a Preferred Director, and no individual shall be qualified to be nominated for election or to serve as a Preferred Director, if the individual’s service as a Preferred Director would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of Stock is listed or otherwise conflict with the Charter or the Company’s Bylaws.
(c)    The Preferred Directors shall be elected by a plurality of the votes cast in the election of such directors, and each Preferred Director will serve until the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualifies, or until such director’s term of office terminates as set forth in Section 9(b). Any director elected by holders of Series B Preferred Stock and any Parity Preferred, voting together as a single class, may be removed, with or without cause, only by a vote of holders of a majority of the outstanding shares of Series B Preferred Stock and Parity Preferred with which holders of Series B Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors. At any time that holders of Series B Preferred Stock are entitled to vote in the election of the Preferred Directors, such holders shall be entitled to vote in the election of a successor to fill any vacancy on the Board of Directors that results from the removal of a Preferred Director.
(d)    At any time that holders of the Series B Preferred Stock and any Parity Preferred have the right to elect Preferred Directors as described in Section 9(b) hereof but these directors have not been elected, the Company’s secretary must call a special meeting of stockholders for the purpose of electing the Preferred Directors upon the written request of the holders of record of 10% of the outstanding shares of Series B Preferred Stock and Parity Preferred with which holders of Series B Preferred Stock are entitled to vote together as a single class with respect to the election of Preferred Directors, unless the request is received more than 45 days and less than 90 days before the date fixed for the next annual meeting of the Company’s stockholders at which such vote would otherwise occur, in which case, the Preferred Directors may be elected at either such annual meeting or at a separate special meeting of the Company’s stockholders at the Company’s discretion.
(e)    So long as any shares of Series B Preferred Stock are outstanding, the approval of holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and any equally-affected class or series of Parity Preferred with which holders of Series B Preferred Stock are entitled to vote together as a single class shall be required to authorize (i) any amendment, alteration, repeal or other change to any provision of the Charter, including the terms of the Series B Preferred Stock (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or otherwise), that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock or (ii) the creation, issuance or increase in the authorized number of shares of any class or series of stock ranking senior to the Series B Preferred Stock (or any equity securities convertible into or exchangeable for any such shares, but not including debt securities convertible into or exchangeable for any such shares prior to the time of conversion) with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up.
(f)    The following actions shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock:
(i)    any increase or decrease in the number of authorized Shares of any class or series or the classification or reclassification of any unissued Shares, or the creation or issuance of equity securities, of any class or series ranking, junior or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, provided that such action does not decrease the number of authorized shares of Common Stock below the number (after giving effect to all other outstanding shares capital stock) necessary to permit the Series B Preferred Stock to be converted in full in accordance with the terms hereof; or
(ii)    an amendment, alteration, or repeal or other change to any provisions of the Charter, including the terms of the Series B Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or other business combination (an “Event”), (x) if the Series B Preferred Stock (or securities of any successor person or entity to the Company into which the Series B Preferred Stock has been converted) remains outstanding with the terms thereof unchanged in all material respects or the holders of shares of Series B Preferred Stock receive securities of a successor person or entity with substantially identical rights as those of Series B Preferred Stock, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, or (y) if holders of Series B Preferred Stock shall receive the $25.00 liquidation preference per share of Series B Preferred Stock, plus an amount equal to all accrued and unpaid dividends to, but not including, the date of such Event (other than any declared dividends having a Series B Record Date before the date of such Event and a Series B Payment Date after the date of such Event, which shall be paid as provided in Section 3 above), pursuant to the occurrence of any Event.
(g)    Notwithstanding the foregoing, holders of any Parity Preferred shall not be entitled to vote together as a single class with holders of Series B Preferred Stock on any amendment, alteration, repeal or other change to any provision of the Charter, including the terms of the Series B Preferred Stock, unless such action affects holders of Series B Preferred Stock and such Parity Preferred equally. On any matter in which the Series B Preferred Stock may vote, each share of Series B Preferred Stock shall entitle the holder thereof to cast one vote, except that, in class votes, or in determining the percentage of outstanding shares, when voting together as a single class, with shares of one or more class or series of Parity Preferred, shares of different classes and series shall vote, or such determination shall be made, in proportion to the liquidation preference of such shares.
(h)    The foregoing voting provisions of this Section 9 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption, in each case, in accordance with the provisions hereof.
(i)    Except as expressly stated herein, the Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action, including, without limitation, any merger, conversion or consolidation of the Company or a sale of all or substantially all of the assets of the Company, irrespective of the effect that such merger, conversion or consolidation or sale may have upon the rights, preferences, privileges or voting power of holders of Series B Preferred Stock.
Section 10.    Information Rights.
During any period in which the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, the Company will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series B Preferred Stock, as their names and addresses appear in the Company’s record books and without cost to such holders, copies of the annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that the Company would have been required to file with the Securities and Exchange Commission (the “Commission”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Company were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which the Company would have been required to file these reports with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series B Preferred Stock.
Section 11.    Conversion.

The Series B Preferred Stock shall not be convertible into any other property or securities of the Company or any other entity, except in accordance with Section 8 hereof and Article V of the Charter.
Section 12.    Ranking.
In respect of rights to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Series B Preferred Stock shall rank (i) senior to Common Stock and to all other equity securities issued by the Company, the terms of which expressly provide that such securities rank junior to the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up; (ii) on parity with all equity securities issued by the Company, the terms of which expressly provide that such securities rank on parity with the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up; and (iii) junior to all equity securities issued by the Company, the terms of which expressly provide that such securities rank senior to the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up. All the Series B Preferred Stock shall rank equally with one another and shall be identical in all respects.
Section 13.    Restrictions on Transfer and Ownership of Stock of the Series B Preferred Stock.
The Series B Preferred Stock is subject to the terms and conditions (including any applicable exceptions and exemptions) of Article V of the Charter.
Section 14.    Status of Acquired Shares of Series B Preferred Stock.
All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be returned to the status of authorized but unissued preferred stock, and may thereafter be classified, reclassified or issued as any series or class of preferred stock.
Section 15.    Record Holders.
The Company may deem and treat the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. Except as may be otherwise provided by the Board of Directors (and except in connection with a global certificate held by a securities depositary), holders of Series B Preferred Stock are not entitled to certificates representing the Series B Preferred Stock held by them.
Section 16.    Sinking Fund.
The Series B Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.
Section 17.    Physical Certificate Request.
Shares of Series B Preferred Stock shall be eligible for the Direct Registration System service offered by DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series B Preferred Stock and, upon request, every holder of uncertificated shares of Series B Preferred Stock, shall be entitled to have a certificate for shares of Series B Preferred Stock signed by, or in the name of, the Company certifying the number of shares owned by such holder.
Section 18.    Exclusion of Other Rights.
The Series B Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter, including the terms of the Series B Preferred Stock.

Section 19.    Headings of Subdivisions.
The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
Section 20. Severability of Provisions.
If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock set forth in the Charter, including the terms of the Series B Preferred Stock, are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock set forth in the Charter (including the terms of the Series B Preferred Stock) which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Exhibit C
SERIES C PREFERRED STOCK
    Section 1. Number of Shares and Designation. A series of preferred stock of the Company designated as “Series C Preferred Stock” is hereby established, and the number shares constituting such series shall be one hundred thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors and by the filing of Articles Supplementary in accordance with the Maryland General Corporation Law and the acceptance for record thereof by the State Department of Assessments and Taxation of Maryland; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series C Preferred Stock.
    Section 2. Dividends and other Distributions.
        (A) Subject to the rights of the holders of any shares of any class or series of preferred stock (or any other stock of the Company) ranking senior to or on a parity with the shares of Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of shares of any class or series of stock of the Company ranking junior to the Series C Preferred Stock in respect thereof, shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company out of funds legally available therefor, quarterly dividends payable in cash on the fifteenth day of the month following the month in which quarter ended January, April, July and October in each year (each such date a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate per share amount of all cash dividends, and 1,000 multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
        (B) The Company shall declare a dividend or other distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or other distribution on the Common Stock (other than a dividend payable in shares of Common Stock).
        (C) Dividends due pursuant to paragraph (A) of this Section 2 shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
        (D) In determining whether a dividend or other distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Company were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential right upon dissolution of holders of the Series C Preferred Stock shall not be added to the Company’s total liabilities.
Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

        (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the holders of shares of Common Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein, in the terms of any other class or series of preferred stock or any similar stock or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

        (C) Except as set forth herein, or as otherwise required by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

        (A) Whenever one or more quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized or declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Company shall not:

    (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

    (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking in a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

    (iii) except pursuant to provisions of the Charter or Bylaws of the Company providing for limitations or restrictions on ownership of securities of the Company which are, expressly or by implication, included to protect the status of the Corporation as a real estate investment trust under the Internal Revenue Code, redeem or purchase or otherwise acquire for consideration any shares of stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series C Preferred Stock.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. All shares of Series C Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall constitute authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be classified, reclassified or issued as any series or class of preferred stock.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received an amount per share (the “Series C Liquidation Preference”), subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) If there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Company, if any, that rank on a parity with the Series C Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series C Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Company into or with another entity nor the merger or consolidation of any other entity into or with the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

Section 7. Consolidation, Merger, Etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Amendment. At any time that any shares of Series C Preferred Stock are outstanding, the Charter shall not be amended in any manner, including in a merger, consolidation or otherwise, which would materially and adversely alter, change or repeal the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of the Series C Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as a single class.

Section 9. Rank. The Series C Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to the Company's preferred stock designated as 7.25% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, the Company's preferred stock designated as 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, and all other classes or series of preferred stock, unless the terms of any such other class or series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

Section 10. Ownership Restrictions. The Series C Preferred Stock shall be subject to the restrictions and limitations set forth in Section 5.7 of the Charter.

Section 11. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Company's total liabilities.

C-4